UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 12, 2007

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of NovaStar Financial, Inc. (the “Company”) reviewed and approved the payment of annual cash incentives for 2006 performance for the named executive officers, which individuals will be named executive officers listed in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders, under the NovaStar Financial, Inc. Executive Bonus Plan (the “Bonus Plan”), a copy of which is included as Exhibit 10.26 and is incorporated herein by reference.

Each named executive officer’s annual cash incentive opportunity for 2006 was set so that the named executive officer’s target bonus was equal to 100% of his base salary if certain individual and Company performance objectives previously approved by the Committee were met, with an opportunity to earn up to 200% of his base salary.

The Committee determined that the achievement of the performance objectives under the Bonus Plan resulted in a payout percentage as follows: Scott F. Hartman, Chairman of the Board and Chief Executive Officer – 74% of 2006 base salary; Gregory S. Metz, Senior Vice President and Chief Financial Officer – 66% of 2006 base salary; W. Lance Anderson, President and Chief Operating Officer – 74% of 2006 base salary; Michael L. Bamburg, Senior Vice President and Chief Investment Officer – 76% of 2006 base salary; and David A. Pazgan, President and Chief Executive Officer of NovaStar Mortgage, Inc., a subsidiary of the Company, – 76% of 2006 base salary. As a result, the following cash payments were made to the named executive officers: Mr. Hartman, $474,534; Mr. Metz, $167,888; Mr. Anderson, $474,534; Mr. Bamburg, $300,000; and Mr. Pazgan, $300,000. The Company will provide additional information regarding the compensation of the named executive officers for 2006 in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders, which is expected to be filed initially with the SEC in March 2007.

On March 14, 2007, the Committee granted the named executive officers stock options and restricted stock pursuant to the NovaStar Financial, Inc. Long Term Incentive Plan and the NovaStar Financial 2004 Incentive Stock Plan. For Messrs. Hartman, Anderson, Bamburg and Pazgan, the Committee determined to grant each stock options with a SFAS 123(R) value equal to 50% of their 2006 base salary and restricted stock with a SFAS 123(R) value equal to 50% of their 2006 base salary. The Committee granted Mr. Metz stock options with a SFAS 123(R) value equal to 25% of his 2006 base salary and restricted stock with a SFAS 123(R) value equal to 25% of his 2006 base salary. The stock options have an exercise price equal to the price at which the Company’s common stock was last sold on the NYSE on the date of grant and vest in equal annual installments over a period of four years. The restricted stock vests 100% on the fifth anniversary of the date of grant. The Committee has not established performance objectives or target opportunities for 2007 for the named executive officers under the Bonus Plan or the NovaStar Financial 2004 Incentive Stock Plan

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.26	NovaStar Financial, Inc. Executive Bonus Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.
DATE: March 15, 2007	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

3

Exhibit Index

Exhibit

Number

10.26	NovaStar Financial, Inc. Executive Bonus Plan

4